Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS ANNOUNCES THIRD FISCAL

QUARTER 2017 RESULTS

HILLIARD, Ohio – (February 9, 2017) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced financial results for the fiscal third quarter ended December 31, 2016.

Third Fiscal Quarter 2017 Highlights

•	Net sales decreased 6% to $295 million

•	Net income decreased 21% to $10 million

•	Adjusted EBITDA (Non-GAAP) decreased 12% to $43 million

Year-to-Date 2017 Highlights

•	Net sales decreased 3% to $1,013 million

•	Net income increased 30% to $54 million

•	Adjusted EBITDA (Non-GAAP) increased 9% to $181 million

•	Cash flow from operating activities decreased 10% to $117 million

•	Free cash flow (Non-GAAP) decreased 18% to $80 million

Joe Chlapaty, Chairman and Chief Executive Officer of ADS commented, “Our results for the third quarter came in as expected, with continued softness in the domestic Ag market, lower sales in the Canadian Ag market and a relatively flat domestic construction market. In spite of these market headwinds, we are pleased with our overall performance during the quarter as we continued to outpace the overall construction market while generating strong profits and cash flow. On a year-to-date basis, we have generated solid growth of 5% in our non-residential end market, and continue to see double digit growth of our HP Pipe as well as strong growth in our Allied products.”

Chlapaty continued, “Overall, we continue to feel confident in our ability to drive above-market growth and healthy profitability for fiscal year 2017 and beyond. Importantly, we are taking steps to drive additional shareholder value, including our newly authorized share repurchase program, the PTI acquisition as well as our continued investments in product innovation as shown through our new HPXR product. We are also continuing to review our manufacturing footprint to identify investments and other actions we can take to lower our overhead costs and improve our efficiency while maintaining our commitment to excellent customer service.”

Third Fiscal Quarter 2017 Results

Net sales decreased $18.1 million, or 5.8%, to $294.7 million for the fiscal third quarter 2017, compared to $312.8 million in the prior fiscal third quarter. The decrease in net sales was primarily due to continued softness in domestic and the Canadian agriculture markets.

Gross profit decreased $5.4 million, or 7.2%, to $69.4 million for the fiscal third quarter 2017, compared to $74.8 million in the prior fiscal third quarter. As a percentage of net sales, gross profit decreased slightly to 23.6%, compared to 23.9%, in the prior fiscal third quarter. The decrease in gross profit was due primarily to the decrease in net sales volume.

The Company reported Adjusted EBITDA (Non-GAAP) of $43.4 million in the fiscal third quarter 2017 compared to Adjusted EBITDA of $49.5 million in the prior fiscal third quarter, a decrease of 12.4%. As a percentage of net sales, Adjusted EBITDA decreased to 14.7% for the fiscal third quarter 2017 compared to 15.8% in the prior fiscal third quarter. The decrease in Adjusted EBITDA was largely attributed to the same factors mentioned above in addition to an increase in selling, general and administrative costs.

Adjusted Earnings Per Fully Converted Share (Non-GAAP) for the fiscal third quarter 2017 was $0.16 per share based on weighted average fully converted shares of 73.4 million, decreased from an Adjusted Earnings Per Fully Converted Share of $0.22 per share for the prior fiscal third quarter.

A reconciliation of GAAP to Non-GAAP financial measures for Adjusted EBITDA, Free Cash Flow and Adjusted Earnings Per Fully Converted Share has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

For the nine months ended December 31, 2016, the Company recorded net cash provided by operating activities of $116.6 million compared to $129.4 million for the same period last year. Net debt (total debt and capital lease obligations net of cash) was $370.0 million as of December 31, 2016, a decrease of $32.3 million from December 31, 2015.

Fiscal Year 2017 Outlook

Based on current visibility, backlog of existing orders and business trends, the Company has confirmed its net sales and Adjusted EBITDA targets for fiscal 2017. Net sales are expected to be in the range of $1.225 billion to $1.250 billion with Adjusted EBITDA between $190 and $210 million for fiscal year 2017.

Webcast Information

The Company will host an investor conference call and webcast on Thursday, February 9, 2017 at 10:00 a.m. Eastern Time. The live call can be accessed by dialing 1-866-450-8367 (US toll-free) or 1-412-317-5465 (international) and asking to be connected to the Advanced Drainage Systems, Inc. call. The live webcast will also be accessible via the “Events Calendar” section of the Company’s Investor Relations website, www.investors.ads-pipe.com. An archived version of the webcast will be available for 90 days following the call.

About ADS

ADS is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 63 manufacturing plants and 31 distribution centers. To learn more about the ADS, please visit the Company’s website at www.ads-pipe.com.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; the risk that additional information may arise that would require the Company to make additional adjustments or revisions or to restate the financial statements and other financial data for certain prior periods and any future periods, any further delay in the filing of any filings with the SEC; the review of potential weaknesses or deficiencies in the Company’s disclosure controls and procedures, and discovering further weaknesses of which we are not currently aware or which have not been detected and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Financial Statements

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(Amounts in thousands, except per share data)	2016	2015	2016	2015
Net sales	$294,716	$312,827	$1,013,077	$1,045,280
Cost of goods sold	225,275	237,985	756,518	809,432

Gross profit	69,441	74,842	256,559	235,848
Operating expenses:
Selling	21,292	21,580	68,732	65,401
General and administrative	22,719	20,450	78,429	64,808
Loss (gain) on disposal of assets and costs from exit and disposal activities	2,138	(603)	3,077	558
Intangible amortization	2,116	2,182	6,431	7,049

Income from operations	21,176	31,233	99,890	98,032
Other expense:
Interest expense	4,221	4,723	13,551	13,956
Derivative (gains) losses and other (income) expense, net	(772)	2,561	(5,543)	18,333

Income before income taxes	17,727	23,949	91,882	65,743
Income tax expense	5,986	10,090	35,528	23,156
Equity in net loss of unconsolidated affiliates	1,483	917	2,394	935

Net income	10,258	12,942	53,960	41,652
Less net income (loss) attributable to noncontrolling interest	1,205	(189)	2,900	4,481

Net income attributable to ADS	9,053	13,131	51,060	37,171

Accretion of Redeemable noncontrolling interest	(399)	(329)	(1,141)	(586)
Dividends to Redeemable convertible preferred stockholders	(407)	(349)	(1,247)	(1,082)
Dividends paid to unvested restricted stockholders	(32)	(6)	(86)	(18)

Net income available to common stockholders and participating securities	8,215	12,447	48,586	35,485
Undistributed income allocated to participating securities	(503)	(1,016)	(4,066)	(2,965)

Net income available to common stockholders	$7,712	$11,431	$44,520	$32,520

Weighted average common shares outstanding:
Basic	54,557	54,133	54,354	53,880
Diluted	55,167	55,402	55,156	55,191
Net income per share:
Basic	$0.14	$0.21	$0.82	$0.60
Diluted	$0.14	$0.21	$0.81	$0.59
Cash dividends declared per share	$0.06	$0.05	$0.18	$0.15

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of:
(Amounts in thousands)	December 31, 2016	March 31, 2016
ASSETS
Current assets:
Cash	$12,097	$6,555
Receivables	154,576	186,883
Inventories	222,631	230,466
Deferred income taxes and other current assets	5,482	15,658

Total current assets	394,786	439,562
Property, plant and equipment, net	393,480	391,744
Other assets:
Goodwill	100,441	100,885
Intangible assets, net	53,457	59,869
Other assets	45,002	45,256

Total assets	$987,166	$1,037,316

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt obligations	$36,717	$35,870
Current maturities of capital lease obligations	20,367	19,231
Accounts payable	71,362	119,606
Current portion of liability-classified stock-based awards	11,104	10,118
Other accrued liabilities	56,720	65,099
Accrued income taxes	20,406	2,260

Total current liabilities	216,676	252,184
Long-term debt obligation	269,388	312,214
Long-term capital lease obligations	55,601	56,809
Deferred tax liabilities	52,159	63,952
Other liabilities	31,070	37,921

Total liabilities	624,894	723,080
Mezzanine equity:
Redeemable convertible preferred stock	303,849	310,240
Deferred compensation — unearned ESOP shares	(200,180)	(205,664)
Redeemable noncontrolling interest in subsidiaries	8,968	7,171

Total mezzanine equity	112,637	111,747
Stockholders’ equity:
Common stock	12,393	12,393
Paid-in capital	749,684	739,097
Common stock in treasury, at cost	(437,990)	(440,995)
Accumulated other comprehensive loss	(27,039)	(21,261)
Retained deficit	(61,729)	(101,778)

Total ADS stockholders’ equity	235,319	187,456
Noncontrolling interest in subsidiaries	14,316	15,033

Total stockholders’ equity	249,635	202,489

Total liabilities, mezzanine equity and stockholders’ equity	$987,166	$1,037,316

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended December 31,
(Amounts in thousands)	2016	2015
Cash Flow from Operating Activities	$116,631	$129,441

Cash Flows from Investing Activities
Capital expenditures	(36,504)	(31,474)
Purchases of property, plant and equipment through financing	(4,116)	—
Cash paid for acquisitions, net of cash acquired	—	(3,188)
Proceeds from note receivable to related party	—	3,854
Issuance of note receivable to related party	—	(3,854)
Other investing activities	(801)	(741)

Net cash used in investing activities	(41,421)	(35,403)

Cash Flows from Financing Activities
Proceeds from Revolving Credit Facility	315,400	322,700
Payments on Revolving Credit Facility	(329,400)	(378,300)
Payments on Term Loan	(7,500)	(6,250)
Payments on Senior Notes	(25,000)	—
Equipment financing	4,116	—
Proceeds from notes, mortgages, and other debt	—	6,563
Payments on notes, mortgages, and other debt	(650)	(7,183)
Payments on capital lease obligation	(16,373)	(14,906)
Cash dividends paid	(11,011)	(12,671)
Proceeds from exercise of stock options	2,687	848
Other financing activities	(1,339)	(617)

Net cash used in financing activities	(69,070)	(89,816)

Effect of exchange rate changes on cash	(598)	(1,433)

Net change in cash	5,542	2,789
Cash at beginning of period	6,555	3,623

Cash at end of period	$12,097	$6,412

Selected Financial Data

The following tables set forth net sales by reportable segment for the three and nine months ended December 31, 2016 and 2015, respectively.

	Three Months Ended			Nine Months Ended
(Amounts in thousands,	December 31,		%	December 31,		%
except percentages)	2016	2015	Variance	2016	2015	Variance
Net sales
Domestic
Pipe	$182,061	$196,162	-7.2%	$627,397	$654,987	-4.2%
Allied Products	72,251	70,588	2.4%	251,451	237,228	6.0%

Total domestic	254,312	266,750	-4.7%	878,848	892,215	-1.5%
International
Pipe	32,550	34,451	-5.5%	105,832	121,368	-12.8%
Allied Products	7,854	11,626	-32.4%	28,397	31,697	-10.4%

Total international	40,404	46,077	-12.3%	134,229	153,065	-12.3%
Consolidated
Pipe	214,611	230,613	-6.9%	733,229	776,355	-5.6%
Allied Products	80,105	82,214	-2.6%	279,848	268,925	4.1%

Total net sales	$294,716	$312,827	-5.8%	$1,013,077	$1,045,280	-3.1%

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). ADS management uses non-GAAP measures in its analysis of the Company’s performance. Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.

Reconciliation of Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA, Free Cash Flow and Adjusted Earnings Per Fully Converted Share, all non-GAAP financial measures. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These measures are not intended to be substitutes for those reported in accordance with GAAP. Adjusted EBITDA, Free Cash Flow, and Adjusted Earnings per Fully Converted Share may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

Adjusted EBITDA is a non-GAAP financial measure that comprises net income before interest, income taxes, depreciation and amortization, stock-based compensation, non-cash charges and certain other expenses. The Company’s definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key metric used by management and the Company’s board of directors to assess financial performance and evaluate the effectiveness of the Company’s business strategies. Accordingly, management believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as the Company’s management and board of directors. In order to provide investors with a meaningful reconciliation, the Company has provided below reconciliations of Adjusted EBITDA to net income.

Free Cash Flow is a non-GAAP financial measure that comprises cash flow from operating activities less capital expenditures. Free Cash Flow is a measure used by management and the Company’s board of directors to assess the Company’s ability to generate cash. Accordingly, management believes that Free Cash Flow provides useful information to investors and others in understanding and evaluating our ability to generate cash flow from operations after capital expenditures. In order to provide investors with a meaningful reconciliation, the Company has provided below a reconciliation of cash flow from operating activities to Free Cash Flow.

Adjusted Earnings Per Fully Converted Share is a non-GAAP measure that is calculated by adjusting our Net income per share – Basic, the most comparable GAAP measure. To effect this adjustment with respect to Net income available to common stockholders, we have (1) removed the accretion of Redeemable noncontrolling interest in subsidiaries, (2) added back the dividends to Redeemable convertible preferred stockholders and dividends paid to unvested restricted stockholders, (3) made corresponding adjustments to the amount allocated to participating securities under the two class earnings per share computation method, and (4) added back ESOP deferred compensation attributable to the shares of Redeemable convertible preferred stock allocated to employee ESOP accounts during the applicable period, which is a non-cash charge to our earnings. We have also made adjustments to the weighted average common shares outstanding – Basic to assume (1) share conversion of the Redeemable convertible preferred stock outstanding shares to common stock and (2) add shares of outstanding unvested restricted stock. Adjusted Earnings Per Fully Converted Share (non-GAAP) is a key metric used by management and our board of directors to assess our financial performance. This information is useful to investors as the preferred shares held by the ESOP are required to be distributed to our employees over time, which is done in the form of common stock after the conversion of the preferred shares. As such, this measure is included because it provides investors with information to understand the impact on the financial statements once all preferred shares are converted and distributed.

The following tables present a reconciliation of Adjusted EBITDA to Net Income, Free Cash Flow to Cash Flow from Operating Activities, and Adjusted Earnings Per Fully Converted Share to Net income per share – Basic, the most comparable GAAP measures, for each of the periods indicated:

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(Amounts in thousands)	2016	2015	2016	2015
Net income	$10,258	$12,942	$53,960	$41,652
Depreciation and amortization	18,029	17,302	54,065	52,053
Interest expense	4,221	4,723	13,551	13,956
Income tax expense	5,986	10,090	35,528	23,156

EBITDA	38,494	45,057	157,104	130,817
Derivative fair value adjustments	(2,237)	(1,784)	(11,297)	7,750
Foreign currency translation (gains) losses	(601)	569	(1,678)	735
Loss (gain) on disposal of assets and costs from exit and disposal activities	2,138	(603)	3,077	558
Unconsolidated affiliates interest, tax, depreciation and amortization	469	632	2,049	2,270
Contingent consideration remeasurement	(15)	14	42	114
Stock-based compensation (benefit) expense	(3,413)	(5,206)	2,699	(2,994)
ESOP deferred stock-based compensation	2,323	3,125	7,428	9,375
(Benefit) expense related to executive termination payments	(170)	94	(12)	258
Restatement-related costs	6,406	7,618	21,391	16,328
Loss related to BaySaver acquisition	—	—	—	490

Adjusted EBITDA	$43,394	$49,516	$180,803	$165,701

Reconciliation of Segment Adjusted EBITDA to Net Income

	Three Months Ended December 31,
	2016		2015
(Amounts in thousands)	Domestic	International	Domestic	International
Net income (loss)	$7,233	$3,025	$13,846	$(904)
Depreciation and amortization	15,911	2,118	15,221	2,081
Interest expense	4,127	94	4,606	117
Income tax expense	5,342	644	7,196	2,894

EBITDA	32,613	5,881	40,869	4,188
Derivative fair value adjustments	(2,237)	—	(1,733)	(51)
Foreign currency translation (gains) losses	—	(601)	—	569
Loss (gain) on disposal of assets and costs from exit and disposal activities	1,258	880	(546)	(57)
Unconsolidated affiliates interest, tax, depreciation and amortization	275	194	223	409
Contingent consideration remeasurement	(15)	—	14	—
Stock-based compensation benefit	(3,413)	—	(5,206)	—
ESOP deferred stock-based compensation	2,323	—	3,125	—
(Benefit) expense related to executive termination payments	(170)	—	94	—
Restatement-related costs	6,406	—	7,618	—

Adjusted EBITDA	$37,040	$6,354	$44,458	$5,058

	Nine Months Ended December 31,
	2016		2015
(Amounts in thousands)	Domestic	International	Domestic	International
Net income	$43,704	$10,256	$28,067	$13,585
Depreciation and amortization	47,418	6,647	45,626	6,427
Interest expense	13,236	315	13,544	412
Income tax expense	31,319	4,209	20,725	2,431

EBITDA	135,677	21,427	107,962	22,855
Derivative fair value adjustments	(11,297)	—	7,768	(18)
Foreign currency translation (gains) losses	—	(1,678)	—	735
Loss (gain) on disposal of assets and costs from exit and disposal activities	2,040	1,037	795	(237)
Unconsolidated affiliates interest, tax, depreciation and amortization	826	1,223	769	1,501
Contingent consideration remeasurement	42	—	114	—
Stock-based compensation expense (benefit)	2,699	—	(2,994)	—
ESOP deferred stock-based compensation	7,428	—	9,375	—
(Benefit) expense related to executive termination payments	(12)	—	258	—
Restatement-related costs	21,391	—	16,328	—
Loss related to BaySaver acquisition	—	—	490	—

Adjusted EBITDA	$158,794	$22,009	$140,865	$24,836

Reconciliation of Free Cash Flow to Cash flow from Operating Activities

	Nine Months Ended
	December 31,
(Amounts in thousands)	2016	2015
Cash flow from operating activities	$116,631	$129,441
Capital expenditures	(36,504)	(31,474)

Free cash flow	$80,127	$97,967

Reconciliation of Adjusted Earnings Per Fully Converted Share (non-GAAP) to Net Income per Share - Basic

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(Amounts in thousands, except per share data)	2016	2015	2016	2015
Net income available to common stockholders	$7,712	$11,431	$44,520	$32,520
Weighted average common shares outstanding - Basic	54,557	54,133	54,354	53,880
Net income per share – Basic	0.14	0.21	0.82	0.60
Adjustments to net income available to common stockholders:
Accretion of Redeemable non-controlling interest in subsidiaries	399	329	1,141	586
Dividends to Redeemable convertible preferred stockholders	407	349	1,247	1,082
Dividends paid to unvested restricted stockholders	32	6	86	18
Undistributed income allocated to participating securities	503	1,016	4,066	2,965

Total adjustments to net income available to common stockholders	1,341	1,700	6,540	4,651

Net income attributable to ADS	$9,053	$13,131	$51,060	$37,171

Adjustments to net income attributable to ADS:
Fair value of ESOP compensation related to Redeemable convertible preferred stock	2,325	3,125	7,428	9,375

Adjusted net income — (Non-GAAP)	$11,378	$16,256	$58,488	$46,546

Weighted Average Common Shares Outstanding — Basic	54,557	54,133	54,354	53,880
Adjustments to weighted average common shares outstanding — Basic
Unvested restricted shares	55	114	63	126
Redeemable convertible preferred shares	18,774	19,257	18,913	19,484

Weighted Average Fully Converted Common Shares (Non-GAAP)	73,386	73,504	73,330	73,490

Adjusted Earnings per Fully Converted Share (Non-GAAP)	$0.16	$0.22	$0.80	$0.63

For more information, please contact:

Michael Higgins

(614) 658-0050

Mike.higgins@ads-pipe.com